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                                    EXHIBIT 5



December 21, 1999




The Ackerley Group, Inc.
1301 Fifth Avenue, Suite 4000
Seattle, WA  98101

         RE: EMPLOYEE STOCK PURCHASE PLAN AND FOURTH AMENDED AND RESTATED EMPLOYEES STOCK OPTION PLAN; LEGAL OPINION CONCERNING THE VALIDITY OF SECURITIES OFFERED

Ladies and Gentlemen:

         We are acting as counsel in connection with the registration under the Securities Act of 1933, as amended ("Act"), of 2,000,000 shares of common stock, $.01 par value ("Shares"), of The Ackerley Group, Inc., a Delaware corporation (the "Company"). A registration statement on Form S-8 ("Registration Statement") is being filed under the Act with respect to the offering of the Shares.

         In connection with the offering of the Shares, we have examined: (i) the Employee Stock Purchase Plan effective January 1, 2000, which is filed as
Exhibit 4.1 to the Registration Statement ("ESPP"); (ii) the Fourth Amended and Restated Employees Stock Option Plan ("Plan"), which is filed as Exhibit 4.2 to the Registration Statement; (iii) the Registration Statement, including the remainder of the exhibits; and (iv) such other documents as we have deemed necessary to form the opinions hereinafter expressed. As to various questions of fact material to such opinions, where relevant facts were not independently established, we have relied upon statements of officers of the Company.

         Our opinion assumes that: (a) the Shares to be issued will be validly authorized on the date of issuance; (b) the pertinent provisions of such "blue sky" and securities laws as may be applicable have been complied with; and (c) the Shares are issued in accordance with the terms of the ESPP and the Plan.

         Based and relying solely upon the foregoing, we advise you that, in our opinion, the Shares, or any portion thereof, to the extent such Shares represent original issuances by the Company, when issued pursuant to the ESPP and the Plan after the Registration Statement has become effective under the Act will be validly issued, fully paid, and nonassessable.

         Consent is hereby given to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of


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The Ackerley Group, Inc.
December 21, 1999
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persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.



                                        Very truly yours,

                                        GRAHAM & DUNN PC

                                        /s/ Graham & Dunn PC